Exhibit 99.2

CYCURION, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On June 3, 2026, Cycurion, Inc. (“Cycurion” or the “Company”) completed its acquisition of Secuvant, LLC (“Secuvant”) pursuant to an Agreement and Plan of Merger dated May 21, 2026 (the “Acquisition”). Secuvant is now an indirect wholly owned subsidiary of Cycurion.

The following unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025, and the six months ended June 30, 2026 give effect to the Acquisition as if it had occurred on January 1, 2025. They have been prepared in accordance with Article 11 of Regulation S-X, as amended by SEC Release No. 33-10786, “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” An unaudited pro forma condensed combined balance sheet is not presented because the Acquisition is already reflected in Cycurion’s unaudited condensed consolidated balance sheet as of June 30, 2026, included in its Quarterly Report on Form 10-Q.

The pro forma information is derived from, and should be read together with, the following:

●	Cycurion’s audited consolidated financial statements for the year ended December 31, 2025, included in its Annual Report on Form 10-K;

●	Cycurion’s unaudited condensed consolidated financial statements for the six months ended June 30, 2026, included in its Quarterly Report on Form 10-Q;

●	Secuvant’s audited financial statements for the year ended December 31, 2025, and unaudited condensed financial statements for the six months ended June 30, 2026, included in Exhibit 99.1 to this Current Report on Form 8-K/A.

The pro forma information is presented for illustrative purposes only. It does not necessarily indicate the results that would have been achieved had the Acquisition occurred on January 1, 2025, or the future results of the combined company. The purchase price allocation is preliminary, and the final allocation may differ materially, including through the recognition of identifiable intangible assets and related amortization.

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CYCURION, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2025

	Cycurion, Inc. (Historical)	Secuvant, LLC (Historical, as reclassified)	Transaction Accounting Adjustments	Note 4	Pro Forma Combined
Revenue	$15,133,647	$2,336,556	$—		$17,470,203
Cost of revenue	13,521,329	736,942	—		14,258,271
Gross profit	1,612,318	1,599,614	—		3,211,932
Operating expenses:
Selling, general and administrative	9,258,199	919,171	—	(b)	10,177,370
Stock compensation	3,898,867	—	—		3,898,867
Business combination expenses	11,870,114	—	116,531	(a)	11,986,645
Total operating expenses	25,027,180	919,171	116,531		26,062,882
Operating (loss) income	(23,414,862)	680,443	(116,531)		(22,850,950)
Other income (expense):
Interest income	27,538	—	—		27,538
Interest expense	(1,763,831)	(14,871)	—		(1,778,702)
Gain (loss) on debt settlement, net	1,221,635	—	—		1,221,635
Other (expense) income, net	(129,564)	121,353	—		(8,211)
Total other income (expense), net	(644,222)	106,482	—		(537,740)
(Loss) income before income taxes	(24,059,084)	786,925	(116,531)		(23,388,690)
Provision for income tax	—	—	—	(c)	—
Net (loss) income	(24,059,084)	786,925	(116,531)		(23,388,690)
Less: net loss attributable to non-controlling interest	393,376	—	—		393,376
Net (loss) income attributable to Cycurion, Inc.	$(23,665,708)	$786,925	$(116,531)		$(22,995,314)
Net loss per share:
Basic	$(107.52)			(d)	$(104.51)
Diluted	$(107.12)			(d)	$(104.51)
Weighted average shares outstanding:
Basic	220,039				220,039
Diluted	220,455				220,039

See accompanying notes to the unaudited pro forma condensed combined financial information.

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CYCURION, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2026

Cycurion historical includes Secuvant from June 3, 2026; Secuvant historical covers January 1 through June 2, 2026.

	Cycurion, Inc. (Historical)	Secuvant, LLC (Historical, as reclassified)	Transaction Accounting Adjustments	Note 4	Pro Forma Combined
Revenue	$7,025,696	$885,409	$—		$7,911,105
Cost of revenue	5,244,001	216,594	—		5,460,595
Gross profit	1,781,695	668,814	—		2,450,509
Operating expenses:
Selling, general and administrative	5,385,015	470,675	—	(b)	5,855,690
Stock compensation	652,555	—	—		652,555
Business combination expenses	—	116,531	(116,531)	(a)	—
Total operating expenses	6,037,570	587,206	(116,531)		6,508,245
Operating (loss) income	(4,255,875)	81,608	116,531		(4,057,736)
Other income (expense):
Interest income	17,742	—	—		17,742
Interest expense	(432,793)	(5,374)	—		(438,167)
Gain (loss) on debt settlement, net	(1,930,427)	—	—		(1,930,427)
Other (expense) income, net	—	67,804	—		67,804
Total other income (expense), net	(2,345,478)	62,430	—		(2,283,048)
(Loss) income before income taxes	(6,601,353)	144,038	116,531		(6,340,784)
Provision for income tax	—	—	—	(c)	—
Net (loss) income	(6,601,353)	144,038	116,531		(6,340,784)
Less: net loss attributable to non-controlling interest	717,117	—	—		717,117
Net (loss) income attributable to Cycurion, Inc.	$(5,884,236)	$144,038	$116,531		$(5,623,667)
Net loss per share:
Basic	$(6.88)			(d)	$(6.59)
Diluted	$(6.88)			(d)	$(6.59)
Weighted average shares outstanding:
Basic	853,283				853,283
Diluted	853,283				853,283

See accompanying notes to the unaudited pro forma condensed combined financial information.

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Description of the Acquisition

On June 3, 2026, Cycurion acquired 100% of the membership interests of Secuvant, a Utah limited liability company that provides managed cybersecurity services. Consideration consisted of $875,000 in cash and 888,888 shares of Series I convertible preferred stock with a fair value of $2,000,000. It also included contingent earn-out consideration, payable over three years if revenue and gross margin hurdles are met, with an estimated fair value of $3,119,851: $623,970 payable in cash and $2,495,881 payable in common stock. In connection with the Acquisition, Cycurion will become a guarantor of Secuvant’s U.S. Small Business Administration Economic Injury Disaster Loan upon approval by the SBA. That loan and Secuvant’s note payable to a former member remain obligations of Secuvant and are included in the liabilities assumed in the preliminary purchase price allocation (Note 3).

Note 2 — Basis of Presentation

The Acquisition is accounted for as a business combination under ASC 805, with Cycurion as the accounting acquirer. The pro forma statements of operations combine the historical results of Cycurion and Secuvant, adjusted to give effect to the Acquisition as if it had occurred on January 1, 2025. Only transaction accounting adjustments are presented; no autonomous entity adjustments or management’s adjustments have been reflected.

Cycurion’s historical results for the six months ended June 30, 2026, include Secuvant’s results from June 3, 2026. Accordingly, the Secuvant column for that period reflects only Secuvant’s pre-acquisition results from January 1 through June 2, 2026, derived from Secuvant’s accounting records.

Secuvant’s historical financial statements were prepared in accordance with U.S. GAAP. Certain amounts have been reclassified to conform to Cycurion’s presentation (Note 5). Management is not aware of differences in accounting policies that would materially affect the pro forma information. The review of accounting policies is ongoing, including Secuvant’s policy for capitalized internal-use software.

Note 3 — Preliminary Purchase Price Allocation

The following preliminary allocation is as reported in Note 6 of Cycurion’s Form 10-Q for the period ended June 30, 2026. The allocation is subject to change during the measurement period, which ends no later than June 30, 2027, as third-party valuations of identifiable intangible assets are completed.

Amount
Cash consideration	$875,000
Series I convertible preferred stock	2,000,000
Contingent earn-out — cash	623,970
Contingent earn-out — common stock	2,495,881
Total purchase consideration	5,994,851
Less: cash acquired	(558,014)
Purchase consideration, net of cash acquired	$5,436,837
Accounts receivable	23,458
Prepaid expenses	23,895
Accounts payable	(265,294)
Deferred revenue	(392,471)
Loans payable, current	(4,689)
Loans payable, non-current	(327,010)
Net identifiable liabilities assumed	(942,111)
Goodwill	6,378,948
Net assets acquired	$5,436,837

No identifiable intangible assets have yet been recognized separately from goodwill. If identifiable intangible assets such as customer relationships or developed technology are recognized, the pro forma statements of operations would include amortization expense, which could be material.

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Note 4 — Transaction Accounting Adjustments

(a) Acquisition-related costs. This adjustment removes $116,531 of legal and advisory costs incurred by Secuvant in connection with the Acquisition during the period January 1 through June 2, 2026, and reflects them in the year ended December 31, 2025, as if incurred at the assumed acquisition date. These costs are not expected to recur. Cycurion did not recognize acquisition-related costs for the Acquisition in its historical statements of operations for the periods presented; accordingly, no adjustment for Cycurion costs is required.

(b) Amortization of intangible assets. No adjustment is reflected because the preliminary allocation does not separately recognize identifiable intangible assets (Note 3).

(c) Income taxes. Secuvant was treated as a partnership for income tax purposes before the Acquisition, so its historical statements include no provision for income taxes. Following the Acquisition, Secuvant’s results are included in Cycurion’s consolidated income tax returns. Cycurion maintains a full valuation allowance against its net deferred tax assets and recorded no income tax provision in the periods presented. Accordingly, no income tax adjustment has been reflected.

(d) Net loss per share. Pro forma basic and diluted net loss per share are based on Cycurion’s historical weighted average shares outstanding. Historical and pro forma share and per share amounts have been retroactively adjusted to reflect the 1-for-8 reverse stock split of Cycurion’s common stock effective August 28, 2026. The Series I convertible preferred stock issued as consideration is not common stock. Shares issuable under the earn-out are contingently issuable, and potentially dilutive securities are anti-dilutive given the pro forma net losses. Accordingly, pro forma diluted weighted average shares outstanding equal pro forma basic weighted average shares outstanding, and pro forma diluted net loss per share equals pro forma basic net loss per share. Cycurion’s historical basic and diluted amounts are presented as reported in its Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as adjusted for the reverse stock split.

Note 5 — Reclassifications of Secuvant Historical Amounts

Secuvant’s historical statements of operations have been reclassified to conform to Cycurion’s presentation as follows:

●	Salaries, management and consulting fees, professional services, general and administrative expenses, and depreciation and amortization are presented within selling, general and administrative expenses.

●	Acquisition-related legal and advisory costs of $116,531 incurred January 1 through June 2, 2026, are presented as business combination expenses.

●	The Employee Retention Credit ($104,298 in 2025), the gain on sale of a vehicle, and other income and expense items are presented within other (expense) income, net.

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